Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K/A
for the Year ended May 31, 2008
of Scholastic Corporation

           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Scholastic Corporation, a Delaware corporation (the “Company”), does hereby certify to the best of such officer’s knowledge, that:

1.

The Company’s amended Annual Report on Form 10-K/A for the year ended May 31, 2008 (the “Form 10- K/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2009	/s/ Richard Robinson
Richard Robinson
Chief Executive Officer

Dated: March 13, 2009	/s/ Maureen O’Connell
Maureen O’Connell
Chief Financial Officer

           The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K/A or as a separate disclosure document of the Company or the certifying officers.